THIRD QUARTER 2023 NET INCOME OF $251 MILLION, $1.84 PER SHARE
Reflected Successful Deposit Strategy Resulting in Growth in Customer Balances
Prudent Capital Management and Strong Credit Quality
Abundant Liquidity and Continued Robust Fee Income

“Today we reported third quarter earnings per share of $1.84,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “We are very proud of the success this quarter in adding new deposits and winning back customer balances. Through strategic balance sheet management, loans moderated and customer deposits grew, allowing us to absorb $6 billion in wholesale funding maturities. Excess cash and significant liquidity capacity provide flexibility as we position ourselves to further prioritize high-return growth in the future. Credit quality remained very strong, and our increased coverage ratio reflected continued, expected normalization. We remain committed to running an efficient organization as we navigate expense pressures. Capital generation from earnings and loan optimization increased our CET1 ratio to 10.79, above our 10% target.”

(dollar amounts in millions, except per share data)	3rd Qtr '23	2nd Qtr '23	3rd Qtr '22
FINANCIAL RESULTS
Net interest income	$601	$621	$707
Provision for credit losses	14	33	28
Noninterest income	295	303	278
Noninterest expenses	555	535	502
Pre-tax income	327	356	455
Provision for income taxes	76	83	104
Net income	$251	$273	$351
Diluted earnings per common share	$1.84	$2.01	$2.60
Average loans	53,987	55,368	51,113
Average deposits	65,883	64,332	73,976
Return on average assets	1.12%	1.21%	1.63%
Return on average common shareholders' equity	19.50	19.38	23.28
Net interest margin	2.84	2.93	3.51
Efficiency ratio (a)	61.86	57.70	50.75
Common equity Tier 1 capital ratio (b)	10.79	10.31	9.93
Tier 1 capital ratio (b)	11.29	10.80	10.45
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)September 30, 2023 ratios are estimated.
Third Quarter 2023 Compared to Second Quarter 2023 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $1.4 billion to $54.0 billion.
•Largely driven by decreases of $619 million in Mortgage Banker Finance, $563 million in Equity Fund Services and $472 million in general Middle Market, partially offset by a $505 million increase in Commercial Real Estate.
◦Declines reflect strategic actions, including the planned exit from the Mortgage Banker Finance business, which is expected to be mostly complete by year-end 2023, as well as increased selectivity in other lines of business.
•Average yield on loans (including swaps) increased 16 basis points to 6.34%, reflecting higher short-term rates.
Securities decreased $984 million to $16.9 billion, which reflected a $428 million increase in unrealized losses.
•Period-end unrealized losses on securities increased $710 million to $3.6 billion.

Deposits increased $1.6 billion to $65.9 billion.
•Interest-bearing deposits increased $3.1 billion, reflecting the full-quarter impact of $726 million related to brokered time deposits added in the second quarter, partially offset by a decrease of $1.5 billion in noninterest-bearing deposits.
◦Increases of $569 million in Corporate Banking and $494 million in general Middle Market, partially offset by a decrease of $226 million in Energy.
◦On a period-end basis, deposits increased $1.1 billion, reflecting increases of $862 million in general Middle Market, $642 million in Corporate Banking and $256 million in Retail Banking, partially offset by a $231 million decline in Mortgage Banker Finance related to the above-described planned exit of this business.
•Period-end uninsured deposits as calculated per regulatory guidance totaled $31.5 billion, or 46.9% of total deposits; excluding affiliate deposits, uninsured deposits totaled $27.4 billion, or 40.8% of total deposits.
•The average cost of interest-bearing deposits increased 53 basis points to 290 basis points, mostly reflecting strategic growth in interest-bearing deposits as well as relationship-focused pricing in a higher-rate environment.
Short-term borrowings decreased $1.7 billion to $8.8 billion, due to a reduction in FHLB advances, while medium- and long-term debt decreased $690 million to $6.4 billion, reflecting $850 million in senior notes that matured in the third quarter.
•Total liquidity capacity at period-end totaled $45.1 billion, including cash and available liquidity through the FHLB, the FRB discount window and Bank Term Funding Program.
Net interest income decreased $20 million to $601 million.
•Reduced borrowing balances, higher deposits held at the Federal Reserve Bank and the benefit from one additional day in the quarter were more than offset by increased interest-bearing deposits, a decline in loan balances and the net decrease from higher short-term rates.
•Net interest margin decreased 9 basis points to 2.84%, primarily reflecting higher-cost funding sources.
Provision for credit losses decreased $19 million to $14 million.
•The allowance for credit losses increased $8 million to $736 million at September 30, 2023, reflecting the continuation of an uncertain economic outlook and credit migration, as well as changes in portfolio composition and lower loan volumes. As a percentage of total loans, the allowance for credit losses was 1.38%, an increase of 7 basis points.
Noninterest income decreased $8 million to $295 million.
•Decreases of $7 million in deferred compensation asset returns (offset in noninterest expenses), $4 million in capital markets income (related to reduced derivative income), $3 million in fiduciary income and smaller decreases in other categories, which were partially offset by a $10 million increase in risk management hedging income.
Noninterest expenses increased $20 million to $555 million.
•Increases of $9 million in salaries and benefits expense, $7 million in outside processing fee expense and $3 million each in occupancy and FDIC insurance expense were partially offset by a $5 million decrease in other noninterest expenses.
◦Salaries and benefits expense included increases of $8 million in temporary labor, $4 million in incentive compensation and $3 million in stock-based compensation, partially offset by decreases of $7 million in deferred compensation expense (offset in other noninterest income) and $3 million in severance costs.
◦The decrease in other noninterest expenses was primarily due to $21 million in gains on the sale of real estate and a $5 million decrease in legal fees, partially offset by increases of $10 million in litigation and regulatory-related expenses, $9 million in consulting expenses and $5 million in operational losses.
Common equity Tier 1 capital ratio of 10.79% and a Tier 1 capital ratio of 11.29%.
•Declared dividends of $94 million on common stock and $6 million on preferred stock.
•Tangible common equity ratio was 4.62%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '23	2nd Qtr '23	3rd Qtr '22
Net interest income	$601	$621	$707
Net interest margin	2.84%	2.93%	3.51%
Selected balances:
Total earning assets	$80,996	$82,311	$77,012
Total loans	53,987	55,368	51,113
Total investment securities	16,881	17,865	20,540
Federal Reserve Bank deposits	9,443	8,409	4,967

Total deposits	65,883	64,332	73,976
Total noninterest-bearing deposits	29,016	30,559	41,820
Short-term borrowings	8,847	10,568	144
Medium- and long-term debt	6,383	7,073	2,827
Net interest income decreased $20 million, and net interest margin decreased 9 basis points, compared to second quarter 2023. Amounts shown in parentheses represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging strategy included with rate.
•Interest income on loans increased $10 million and improved net interest margin by 5 basis points, driven by higher short-term rates (+$27 million, +12 basis points) and one additional day in the quarter (+$9 million), partially offset by lower loan balances (-$26 million, -7 basis points).
•Interest income on investment securities decreased $3 million and improved net interest margin by 1 basis point, primarily due to the impact of a decline in lower-yielding securities balances.
•Interest income on short-term investments increased $22 million and improved net interest margin by 6 basis points, primarily reflecting an increase of $1.0 billion in deposits with the Federal Reserve Bank (+$14 million, +3 basis points), higher short-term rates (+$7 million, +3 basis points) and one additional day in the quarter (+$1 million).
•Interest expense on deposits increased $70 million and reduced net interest margin by 32 basis points, reflecting higher average interest-bearing deposit balances (-$36 million, -17 basis points), higher rates ($-32 million, -15 basis points) and one additional day in the quarter (-$2 million).
•Interest expense on debt decreased $21 million and improved net interest margin by 11 basis points, primarily driven by decreases of $1.7 billion in short-term FHLB advances (+$24 million, +11 basis points) and $690 million in medium- and long-term debt (+$5 million, +3 basis points), partially offset by higher rates (-$6 million, -3 basis points) and one additional day in the quarter (-$2 million).
The net impact of higher rates to third quarter 2023 net interest income was a decrease of $4 million and a reduction of 3 basis points to net interest margin.

Credit Quality
“With only modest net charge-offs, following three consecutive quarters of net recoveries, our credit quality remained very strong,” said Farmer. “Credit migration continued in line with expectations and was more concentrated in customers or businesses with greater relative exposure to elevated rates and inflationary pressures. While the economic forecast improved slightly from the prior quarter, the economic outlook remained uncertain which, coupled with lower loan balances, contributed to an uptick in the allowance for credit losses to 1.38% of total loans. Consistent with our proven credit discipline, we continue to closely monitor our portfolio and expect further migration to remain manageable.”

(dollar amounts in millions)	3rd Qtr '23	2nd Qtr '23	3rd Qtr '22
Charge-offs	$14	$11	$26
Recoveries	8	13	13
Net charge-offs (recoveries)	6	(2)	13
Net charge-offs (recoveries)/Average total loans	0.05%	(0.01%)	0.10%
Provision for credit losses	$14	$33	$28

Nonperforming loans	154	186	262
Nonperforming assets (NPAs)	154	186	262
NPAs/Total loans and foreclosed property	0.29%	0.33%	0.51%
Loans past due 90 days or more and still accruing	$45	$9	$72
Allowance for loan losses	694	684	576
Allowance for credit losses on lending-related commitments (a)	42	44	48
Total allowance for credit losses	736	728	624
Allowance for credit losses/Period-end total loans	1.38%	1.31%	1.21%
Allowance for credit losses/Nonperforming loans	4.8x	3.9x	2.4x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses (which totaled $736 million at September 30, 2023) increased by 7 basis points to 1.38% of total loans, reflecting the continuation of an uncertain economic outlook and credit migration, as well as changes in portfolio composition and lower loan volumes.
•Criticized loans increased $242 million to $2.3 billion, or 4.3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by Commercial Real Estate.
•Nonperforming assets decreased $32 million to $154 million, or 0.29% of total loans and foreclosed property, compared to 0.33% in second quarter 2023.
•Net charge-offs totaled $6 million, compared to net recoveries of $2 million in second quarter 2023.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at September 30, 2023. A discussion of business segment year-to-date results will be included in Comerica’s Third Quarter 2023 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review third quarter 2023 financial results at 7 a.m. CT Friday, October 20, 2023. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded 174 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2022, as updated by "Item 1A. Risk Factors" beginning on page 63 of Comerica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2023	2023	2022	2023	2022
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$1.84	$2.01	$2.60	$6.24	$5.88
Cash dividends declared	0.71	0.71	0.68	2.13	2.04
Average diluted shares (in thousands)	132,655	132,356	132,479	132,520	132,614
PERFORMANCE RATIOS
Return on average common shareholders' equity	19.50%	19.38%	23.28%	21.02%	16.26%
Return on average assets	1.12	1.21	1.63	1.29	1.21
Efficiency ratio (a)	61.86	57.70	50.75	58.26	57.67
CAPITAL
Common equity tier 1 capital (b), (c)	$8,472	$8,311	$7,616
Tier 1 capital (b), (c)	8,866	8,705	8,010
Risk-weighted assets (b)	78,499	80,624	76,661
Common equity tier 1 capital ratio (b), (c)	10.79%	10.31%	9.93%
Tier 1 capital ratio (b), (c)	11.29	10.80	10.45
Total capital ratio (b)	13.16	12.79	12.41
Leverage ratio (b)	9.60	9.38	9.20
Common shareholders' equity per share of common stock	$34.73	$39.48	$35.70
Tangible common equity per share of common stock (c)	29.85	34.59	30.77
Common equity ratio	5.34%	5.73%	5.55%
Tangible common equity ratio (c)	4.62	5.06	4.82
AVERAGE BALANCES
Commercial loans	$29,721	$31,663	$30,573	$30,631	$29,597
Real estate construction loans	4,294	3,708	2,457	3,786	2,482
Commercial mortgage loans	13,814	13,801	12,180	13,694	11,927
Lease financing	770	776	690	770	656
International loans	1,241	1,268	1,234	1,245	1,252
Residential mortgage loans	1,915	1,858	1,761	1,869	1,773
Consumer loans	2,232	2,294	2,218	2,281	2,128
Total loans	53,987	55,368	51,113	54,276	49,815
Earning assets	80,996	82,311	77,012	80,241	80,201
Total assets	89,150	90,355	85,422	88,229	88,440
Noninterest-bearing deposits	29,016	30,559	41,820	31,916	42,713
Interest-bearing deposits	36,867	33,773	32,156	34,093	34,158
Total deposits	65,883	64,332	73,976	66,009	76,871
Common shareholders' equity	4,984	5,544	5,897	5,286	6,452
Total shareholders' equity	5,378	5,938	6,291	5,680	6,846
NET INTEREST INCOME
Net interest income	$601	$621	$707	$1,930	$1,724
Net interest margin	2.84%	2.93%	3.51%	3.11%	2.78%
CREDIT QUALITY
Nonperforming assets	$154	$186	$262
Loans past due 90 days or more and still accruing	45	9	72
Net charge-offs (recoveries)	6	(2)	13	$2	$21
Allowance for loan losses	694	684	576
Allowance for credit losses on lending-related commitments	42	44	48
Total allowance for credit losses	736	728	624
Allowance for credit losses as a percentage of total loans	1.38%	1.31%	1.21%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.05	(0.01)	0.10	0.01%	0.06%
Nonperforming assets as a percentage of total loans and foreclosed property	0.29	0.33	0.51
Allowance for credit losses as a multiple of total nonperforming loans	4.8x	3.9x	2.4x
OTHER KEY INFORMATION
Number of banking centers	408	409	410
Number of employees - full time equivalent	7,667	7,672	7,432
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    September 30, 2023 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2023	2023	2022	2022
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,228	$1,413	$1,758	$1,735
Interest-bearing deposits with banks	6,884	8,810	4,524	4,235
Other short-term investments	403	389	157	159
Investment securities available-for-sale	16,323	17,415	19,012	19,452
Commercial loans	29,007	31,745	30,909	30,713
Real estate construction loans	4,545	3,983	3,105	2,617
Commercial mortgage loans	13,721	13,851	13,306	12,438
Lease financing	790	756	760	713
International loans	1,194	1,282	1,197	1,216
Residential mortgage loans	1,905	1,894	1,814	1,753
Consumer loans	2,236	2,253	2,311	2,262
Total loans	53,398	55,764	53,402	51,712
Allowance for loan losses	(694)	(684)	(610)	(576)
Net loans	52,704	55,080	52,792	51,136
Premises and equipment	410	397	400	412
Accrued income and other assets	7,754	7,257	6,763	7,014
Total assets	$85,706	$90,761	$85,406	$84,143
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$29,922	$31,067	$39,945	$42,296
Money market and interest-bearing checking deposits	26,298	24,397	26,290	25,663
Savings deposits	2,521	2,760	3,225	3,375
Customer certificates of deposit	3,401	2,630	1,762	1,661
Other time deposits	5,011	5,159	124	—
Foreign office time deposits	5	2	51	21
Total interest-bearing deposits	37,236	34,948	31,452	30,720
Total deposits	67,158	66,015	71,397	73,016
Short-term borrowings	4,812	9,558	3,211	508
Accrued expenses and other liabilities	2,715	2,632	2,593	2,534
Medium- and long-term debt	6,049	6,961	3,024	3,016
Total liabilities	80,734	85,166	80,225	79,074
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,220	2,212	2,220	2,209
Accumulated other comprehensive loss	(4,540)	(3,756)	(3,742)	(3,587)
Retained earnings	11,796	11,648	11,258	11,005
Less cost of common stock in treasury - 96,374,736 shares at 9/30/23, 96,449,879 shares at 6/30/23, 97,197,962 shares at 12/31/22 and 97,244,273 shares at 9/30/22	(6,039)	(6,044)	(6,090)	(6,093)
Total shareholders' equity	4,972	5,595	5,181	5,069
Total liabilities and shareholders' equity	$85,706	$90,761	$85,406	$84,143

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$862	$597	$2,491	$1,434
Interest on investment securities	105	119	326	296
Interest on short-term investments	136	34	309	66
Total interest income	1,103	750	3,126	1,796
INTEREST EXPENSE
Interest on deposits	271	16	590	24
Interest on short-term borrowings	125	1	333	1
Interest on medium- and long-term debt	106	26	273	47
Total interest expense	502	43	1,196	72
Net interest income	601	707	1,930	1,724
Provision for credit losses	14	28	77	27
Net interest income after provision for credit losses	587	679	1,853	1,697
NONINTEREST INCOME
Card fees	71	67	212	205
Fiduciary income	59	58	179	178
Service charges on deposit accounts	47	50	140	148
Capital markets income (a)	35	48	113	120
Commercial lending fees (a)	19	17	55	50
Bank-owned life insurance	12	12	36	37
Letter of credit fees	10	10	31	28
Brokerage fees	6	6	22	14
Other noninterest income (a)	36	10	92	10
Total noninterest income	295	278	880	790
NONINTEREST EXPENSES
Salaries and benefits expense	315	307	947	890
Outside processing fee expense	75	64	207	188
Software expense	44	40	127	120
Occupancy expense	44	44	126	122
FDIC insurance expense	19	8	48	24
Equipment expense	12	12	36	36
Advertising expense	12	9	30	24
Other noninterest expenses	34	18	120	53
Total noninterest expenses	555	502	1,641	1,457
Income before income taxes	327	455	1,092	1,030
Provision for income taxes	76	104	244	229
NET INCOME	251	351	848	801
Less:
Income allocated to participating securities	1	2	4	4
Preferred stock dividends	6	6	17	17
Net income attributable to common shares	$244	$343	$827	$780
Earnings per common share:
Basic	$1.85	$2.63	$6.27	$5.96
Diluted	1.84	2.60	6.24	5.88
Comprehensive (loss) income	(533)	(1,282)	50	(2,574)
Cash dividends declared on common stock	94	89	282	267
Cash dividends declared per common share	0.71	0.68	2.13	2.04
(a)    Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2023 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2023		Third Quarter 2022
(in millions, except per share data)	2023	2023	2023	2022	2022	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$862	$852	$777	$719	$597	$10	1%	$265	44%
Interest on investment securities	105	108	113	118	119	(3)	(2)	(14)	(10)
Interest on short-term investments	136	114	59	39	34	22	19	102	n/m
Total interest income	1,103	1,074	949	876	750	29	3	353	47
INTEREST EXPENSE
Interest on deposits	271	201	118	78	16	70	35	255	n/m
Interest on short-term borrowings	125	142	66	16	1	(17)	(12)	124	n/m
Interest on medium- and long-term debt	106	110	57	40	26	(4)	(4)	80	n/m
Total interest expense	502	453	241	134	43	49	11	459	n/m
Net interest income	601	621	708	742	707	(20)	(3)	(106)	(15)
Provision for credit losses	14	33	30	33	28	(19)	(57)	(14)	(50)
Net interest income after provision for credit losses	587	588	678	709	679	(1)	—	(92)	(13)
NONINTEREST INCOME
Card fees	71	72	69	68	67	(1)	(2)	4	5
Fiduciary income	59	62	58	55	58	(3)	(4)	1	2
Service charges on deposit accounts	47	47	46	47	50	—	—	(3)	(7)
Capital markets income (a)	35	39	39	34	48	(4)	(10)	(13)	(27)
Commercial lending fees (a)	19	18	18	18	17	1	4	2	9
Bank-owned life insurance	12	14	10	10	12	(2)	(8)	—	—
Letter of credit fees	10	11	10	10	10	(1)	(8)	—	—
Brokerage fees	6	8	8	7	6	(2)	(26)	—	—
Other noninterest income (a)	36	32	24	29	10	4	11	26	n/m
Total noninterest income	295	303	282	278	278	(8)	(2)	17	6
NONINTEREST EXPENSES
Salaries and benefits expense	315	306	326	318	307	9	3	8	3
Outside processing fee expense	75	68	64	63	64	7	11	11	19
Software expense	44	43	40	41	40	1	3	4	7
Occupancy expense	44	41	41	53	44	3	8	—	—
FDIC insurance expense	19	16	13	7	8	3	19	11	n/m
Equipment expense	12	12	12	14	12	—	—	—	—
Advertising expense	12	10	8	14	9	2	21	3	29
Other noninterest expenses	34	39	47	31	18	(5)	(11)	16	99
Total noninterest expenses	555	535	551	541	502	20	4	53	11
Income before income taxes	327	356	409	446	455	(29)	(8)	(128)	(28)
Provision for income taxes	76	83	85	96	104	(7)	(8)	(28)	(27)
NET INCOME	251	273	324	350	351	(22)	(8)	(100)	(29)
Less:
Income allocated to participating securities	1	2	1	2	2	(1)	—	(1)	(29)
Preferred stock dividends	6	5	6	6	6	1	—	—	—
Net income attributable to common shares	$244	$266	$317	$342	$343	$(22)	(9%)	$(99)	(29%)
Earnings per common share:
Basic	$1.85	$2.02	$2.41	$2.61	$2.63	$(0.17)	(8%)	$(0.78)	(30%)
Diluted	1.84	2.01	2.39	2.58	2.60	(0.17)	(8)	(0.76)	(29)
Comprehensive (loss) income	(533)	(312)	895	195	(1,282)	(221)	71	749	(58)
Cash dividends declared on common stock	94	94	94	89	89	—	—	5	5
Cash dividends declared per common share	0.71	0.71	0.71	0.68	0.68	—	—	0.03	4
(a)    Adjusted 2022 amounts. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2023			2022
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$684	$641	$610	$576	$563
Allowance for credit losses on lending-related commitments	44	52	51	48	46
Allowance for credit losses	728	693	661	624	609
Loan charge-offs:
Commercial	9	9	11	10	25
Commercial mortgage	3	—	—	—	—
International	1	1	—	—	—
Consumer	1	1	1	1	1
Total loan charge-offs	14	11	12	11	26
Recoveries on loans previously charged-off:
Commercial	5	12	13	13	12
Real estate construction	—	—	—	1	—
Commercial mortgage	2	1	—	—	—
Residential mortgage	—	—	—	—	1
Consumer	1	—	1	1	—
Total recoveries	8	13	14	15	13
Net loan charge-offs (recoveries)	6	(2)	(2)	(4)	13
Provision for credit losses:
Provision for loan losses	16	41	29	30	26
Provision for credit losses on lending-related commitments	(2)	(8)	1	3	2
Provision for credit losses	14	33	30	33	28
Balance at end of period:
Allowance for loan losses	694	684	641	610	576
Allowance for credit losses on lending-related commitments	42	44	52	51	48
Allowance for credit losses	$736	$728	$693	$661	$624
Allowance for credit losses as a percentage of total loans	1.38%	1.31%	1.26%	1.24%	1.21%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.05	(0.01)	(0.01)	(0.03)	0.10

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2023			2022
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$83	$93	$134	$142	$154
Real estate construction	2	2	3	3	4
Commercial mortgage	30	37	24	23	25
International	3	4	3	3	5
Total nonaccrual business loans	118	136	164	171	188
Retail loans:
Residential mortgage	19	33	39	53	56
Consumer:
Home equity	17	17	18	15	14
Other consumer	—	—	—	1	1
Total nonaccrual retail loans	36	50	57	69	71
Total nonaccrual loans	154	186	221	240	259
Reduced-rate loans	n/a	n/a	n/a	4	3
Total nonperforming loans	154	186	221	244	262
Foreclosed property	—	—	—	—	—
Total nonperforming assets	$154	$186	$221	$244	$262
Nonperforming loans as a percentage of total loans	0.29%	0.33%	0.40%	0.46%	0.51%
Nonperforming assets as a percentage of total loans and foreclosed property	0.29	0.33	0.40	0.46	0.51
Allowance for credit losses as a multiple of total nonperforming loans	4.8x	3.9x	3.1x	2.7x	2.4x
Loans past due 90 days or more and still accruing	$45	$9	$20	$23	$72
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$186	$221	$240	$259	$262
Loans transferred to nonaccrual (a)	14	17	9	16	45
Nonaccrual loan gross charge-offs	(14)	(11)	(12)	(11)	(26)
Loans transferred to accrual status (a)	(7)	—	(7)	(7)	—
Nonaccrual loans sold	—	(3)	(1)	(2)	(4)
Payments/other (b)	(25)	(38)	(8)	(15)	(18)
Nonaccrual loans at end of period	$154	$186	$221	$240	$259
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.
n/a Reduced-rate loans represented troubled debt restructurings (TDRs) which have been renegotiated to less than the original contractual rates. Effective January 1, 2023, the Corporation prospectively adopted the provisions of Accounting Standards Update No. 2022-02, "Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures," which eliminated the accounting for TDRs.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$30,631	$1,263	5.52%	$29,597	$876	3.96%
Real estate construction loans	3,786	228	8.05	2,482	81	4.36
Commercial mortgage loans	13,694	723	7.06	11,927	324	3.63
Lease financing	770	25	4.24	656	13	2.65
International loans	1,245	73	7.89	1,252	36	3.88
Residential mortgage loans	1,869	49	3.47	1,773	41	3.05
Consumer loans	2,281	130	7.65	2,128	63	3.98
Total loans	54,276	2,491	6.14	49,815	1,434	3.85
Mortgage-backed securities (b)	15,865	318	2.28	16,140	274	2.08
U.S. Treasury securities (c)	1,966	8	0.53	2,837	22	0.98
Total investment securities	17,831	326	2.10	18,977	296	1.93
Interest-bearing deposits with banks (d)	7,815	300	5.14	11,232	65	0.72
Other short-term investments	319	9	3.57	177	1	0.59
Total earning assets	80,241	3,126	5.03	80,201	1,796	2.90
Cash and due from banks	1,251			1,466
Allowance for loan losses	(646)			(566)
Accrued income and other assets	7,383			7,339
Total assets	$88,229			$88,440
Money market and interest-bearing checking deposits (e)	$25,519	419	2.18	$29,036	21	0.10
Savings deposits	2,886	5	0.20	3,303	1	0.03
Customer certificates of deposit	2,414	42	2.35	1,775	2	0.19
Other time deposits	3,247	123	5.08	—	—	—
Foreign office time deposits	27	1	3.90	44	—	0.63
Total interest-bearing deposits	34,093	590	2.30	34,158	24	0.10
Federal funds purchased	34	1	4.68	28	1	2.37
Other short-term borrowings	8,268	332	5.37	22	—	3.04
Medium- and long-term debt	5,772	273	6.31	2,750	47	2.26
Total interest-bearing sources	48,167	1,196	3.30	36,958	72	0.26
Noninterest-bearing deposits	31,916			42,713
Accrued expenses and other liabilities	2,466			1,923
Shareholders' equity	5,680			6,846
Total liabilities and shareholders' equity	$88,229			$88,440
Net interest income/rate spread		$1,930	1.73		$1,724	2.64
Impact of net noninterest-bearing sources of funds			1.38			0.14
Net interest margin (as a percentage of average earning assets)			3.11%			2.78%
(a)Interest income on commercial loans included $(432) million and $45 million of business loan swap (expense) income for the nine months ended September 30, 2023 and 2022, respectively.
(b)Average balances included $2.8 billion and $1.4 billion of unrealized losses for the nine months ended September 30, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $122 million and $103 million of unrealized losses for the nine months ended September 30, 2023 and 2022, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $2 million and excluded $996 million of collateral posted and netted against derivative liability positions for the nine months ended September 30, 2023 and 2022, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $213 million and $110 million of collateral received and netted against derivative asset positions for the nine months ended September 30, 2023 and 2022, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$29,721	$416	5.55%	$31,663	$437	5.54%	$30,573	$362	4.69%
Real estate construction loans	4,294	90	8.29	3,708	75	8.11	2,457	33	5.44
Commercial mortgage loans	13,814	257	7.38	13,801	245	7.12	12,180	141	4.59
Lease financing	770	11	5.56	776	10	5.21	690	4	2.10
International loans	1,241	25	7.97	1,268	24	7.80	1,234	15	4.89
Residential mortgage loans	1,915	18	3.72	1,858	16	3.40	1,761	16	3.47
Consumer loans	2,232	45	8.10	2,294	45	7.78	2,218	26	4.77
Total loans	53,987	862	6.34	55,368	852	6.18	51,113	597	4.64
Mortgage-backed securities (b)	15,205	104	2.28	16,004	106	2.28	17,752	111	2.25
U.S. Treasury securities (c)	1,676	1	0.26	1,861	2	0.44	2,788	8	0.97
Total investment securities	16,881	105	2.10	17,865	108	2.10	20,540	119	2.08
Interest-bearing deposits with banks (d)	9,737	132	5.40	8,701	110	5.11	5,194	33	2.20
Other short-term investments	391	4	4.00	377	4	3.75	165	1	0.96
Total earning assets	80,996	1,103	5.21	82,311	1,074	5.07	77,012	750	3.72
Cash and due from banks	1,130			1,163			1,529
Allowance for loan losses	(684)			(642)			(563)
Accrued income and other assets	7,708			7,523			7,444
Total assets	$89,150			$90,355			$85,422
Money market and interest-bearing checking deposits (e)	$26,043	178	2.70	$24,177	132	2.17	$27,125	15	0.21
Savings deposits	2,640	2	0.23	2,877	2	0.21	3,365	1	0.05
Customer certificates of deposit	3,049	24	3.08	2,306	12	2.20	1,632	—	0.21
Other time deposits	5,121	67	5.21	4,395	54	4.98	—	—	—
Foreign office time deposits	14	—	4.34	18	1	4.03	34	—	1.42
Total interest-bearing deposits	36,867	271	2.90	33,773	201	2.37	32,156	16	0.20
Federal funds purchased	11	—	5.31	9	—	5.00	79	1	2.50
Other short-term borrowings	8,836	125	5.60	10,559	142	5.39	65	—	3.04
Medium- and long-term debt	6,383	106	6.64	7,073	110	6.24	2,827	26	3.60
Total interest-bearing sources	52,097	502	3.81	51,414	453	3.52	35,127	43	0.48
Noninterest-bearing deposits	29,016			30,559			41,820
Accrued expenses and other liabilities	2,659			2,444			2,184
Shareholders' equity	5,378			5,938			6,291
Total liabilities and shareholders' equity	$89,150			$90,355			$85,422
Net interest income/rate spread		$601	1.40		$621	1.55		$707	3.24
Impact of net noninterest-bearing sources of funds			1.44			1.38			0.27
Net interest margin (as a percentage of average earning assets)			2.84%			2.93%			3.51%
(a)Interest income on commercial loans included $163 million, $150 million and $2 million of business loan swap expense for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
(b)Average balances included $3.1 billion, $2.7 billion and $2.0 billion of unrealized losses for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $115 million, $117 million and $134 million of unrealized losses for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $59 million, included $46 million and excluded $917 million of collateral posted and netted against derivative liability positions for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $161 million, $231 million and $164 million of collateral received and netted against derivative asset positions for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT JUNE 30, 2022	$394	130.8	$1,141	$2,204	$(1,954)	$10,752	$(6,102)	$6,435
Net income	—	—	—	—	—	351	—	351
Other comprehensive loss, net of tax	—	—	—	—	(1,633)	—	—	(1,633)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(4)	—	(3)	9	2
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069
BALANCE AT JUNE 30, 2023	$394	131.7	$1,141	$2,212	$(3,756)	$11,648	$(6,044)	$5,595
Net income	—	—	—	—	—	251	—	251
Other comprehensive loss, net of tax	—	—	—	—	(784)	—	—	(784)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(3)	5	1
Share-based compensation	—	—	—	9	—	—	—	9
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	801	—	801
Other comprehensive loss, net of tax	—	—	—	—	(3,375)	—	—	(3,375)
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(267)	—	(267)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.6	—	(14)	—	(6)	38	18
Share-based compensation	—	—	—	48	—	—	—	48
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	848	—	848
Other comprehensive loss, net of tax	—	—	—	—	(798)	—	—	(798)
Cash dividends declared on common stock ($2.13 per share)	—	—	—	—	—	(282)	—	(282)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Net issuance of common stock under employee stock plans	—	0.8	—	(44)	—	(11)	51	(4)
Share-based compensation	—	—	—	44	—	—	—	44
BALANCE AT SEPTEMBER 30, 2023	$394	131.8	$1,141	$2,220	$(4,540)	$11,796	$(6,039)	$4,972

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended September 30, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$505	$208	$49	$(187)	$26	$601
Provision for credit losses	22	—	(9)	—	1	14
Noninterest income	150	31	78	40	(4)	295
Noninterest expenses	257	175	102	1	20	555
Provision (benefit) for income taxes	89	16	9	(37)	(1)	76
Net income (loss)	$287	$48	$25	$(111)	$2	$251
Net charge-offs	$6	$—	$—	$—	$—	$6
Selected average balances:
Assets	$49,459	$2,985	$5,557	$19,832	$11,317	$89,150
Loans	46,477	2,250	5,227	—	33	53,987
Deposits	31,868	24,034	3,950	5,711	320	65,883
Statistical data:
Return on average assets (a)	2.30%	0.78%	1.81%	n/m	n/m	1.12%
Efficiency ratio (b)	39.34	72.70	80.01	n/m	n/m	61.86

	Commercial	Retail	Wealth
Three Months Ended June 30, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$504	$214	$51	$(173)	$25	$621
Provision for credit losses	33	(4)	2	—	2	33
Noninterest income	158	29	83	29	4	303
Noninterest expenses	248	171	89	2	25	535
Provision (benefit) for income taxes	91	18	10	(36)	—	83
Net income (loss)	$290	$58	$33	$(110)	$2	$273
Net (recoveries) charge-offs	$(3)	$—	$1	$—	$—	$(2)
Selected average balances:
Assets	$50,945	$2,930	$5,625	$20,649	$10,206	$90,355
Loans	47,813	2,214	5,341	—	—	55,368
Deposits	31,030	24,002	3,943	4,980	377	64,332
Statistical data:
Return on average assets (a)	2.29%	0.94%	2.31%	n/m	n/m	1.21%
Efficiency ratio (b)	37.45	69.73	66.23	n/m	n/m	57.70

	Commercial	Retail	Wealth
Three Months Ended September 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$478	$188	$55	$(22)	$8	$707
Provision for credit losses	16	2	5	—	5	28
Noninterest income	169	29	77	6	(3)	278
Noninterest expenses	242	170	87	—	3	502
Provision (benefit) for income taxes	94	11	10	(6)	(5)	104
Net income (loss)	$295	$34	$30	$(10)	$2	$351
Net charge-offs	$13	$—	$—	$—	$—	$13
Selected average balances:
Assets	$48,323	$2,799	$5,097	$22,140	$7,063	$85,422
Loans	44,043	2,066	4,973	—	31	51,113
Deposits	41,471	26,665	5,293	144	403	73,976
Statistical data:
Return on average assets (a)	2.42%	0.51%	2.08%	n/m	n/m	1.63%
Efficiency ratio (b)	37.54	77.00	65.86	n/m	n/m	50.75
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	September 30,	June 30,	September 30,
(in millions, except share data)	2023	2023	2022
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,866	$8,705	$8,010
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,472	$8,311	$7,616
Risk-weighted assets	$78,499	$80,624	$76,661
Tier 1 capital ratio	11.29%	10.80%	10.45%
Common equity tier 1 capital ratio	10.79	10.31	9.93
Tangible Common Equity:
Total shareholders' equity	$4,972	$5,595	$5,069
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$4,578	$5,201	$4,675
Less:
Goodwill	635	635	635
Other intangible assets	8	8	10
Tangible common equity	$3,935	$4,558	$4,030
Total assets	$85,706	$90,761	$84,143
Less:
Goodwill	635	635	635
Other intangible assets	8	8	10
Tangible assets	$85,063	$90,118	$83,498
Common equity ratio	5.34%	5.73%	5.55%
Tangible common equity ratio	4.62	5.06	4.82
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$4,578	$5,201	$4,675
Tangible common equity	3,935	4,558	4,030
Shares of common stock outstanding (in millions)	132	132	131
Common shareholders' equity per share of common stock	$34.73	$39.48	$35.70
Tangible common equity per share of common stock	29.85	34.59	30.77
(a)September 30, 2023 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2023	2023	2022
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$31,476	$31,626	$46,923
Less:
Affiliate deposits	(4,088)	(4,412)	(4,298)
Total uninsured deposits, excluding affiliate deposits	$27,388	$27,214	$42,625

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Beginning with first quarter 2023, Comerica reported derivative income, syndication agent fees (previously a component of commercial lending fees) and investment banking fees (previously a component of other noninterest income) as a combined item captioned by capital markets income on the Consolidated Statements of Comprehensive Income. In addition to the reclassified revenue categories, merger and acquisition advisory fees were included in capital markets income (insignificant in previous periods) beginning with first quarter 2023. Prior periods have been adjusted to conform to this presentation, and the changes in presentation do not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended		Nine Months Ended
	December 31,	September 30,	September 30,
(in millions)	2022	2022	2022
Derivative income (as reported)	$23	$35	$86
Syndication agent fees (a)	10	12	31
Investment banking fees (b)	1	1	3
Capital markets income	$34	$48	$120
Commercial lending fees (as reported)	28	29	81
Less: Syndication agent fees (a)	10	12	31
Commercial lending fees (as adjusted)	$18	$17	$50
Other noninterest income (as reported)	30	11	13
Less: Investment banking fees (b)	1	1	3
Other noninterest income (as adjusted)	$29	$10	$10
(a)Previously reported as a component of commercial lending fees.
(b)Previously reported as a component of other noninterest income.